EXHIBIT 99.1



              MOORE MEDICAL CORP. ANNOUNCES EXECUTIVE APPOINTMENTS



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NEW BRITAIN, CT, November 18, 2002 - Moore Medical Corp. (AMEX:MMD), a leading multi-channel specialty marketer and distributor of medical, surgical and pharmaceutical products to health care professionals in non-hospital settings, announced today that it has elected John M. Zinzarella, Vice President of Finance, Treasurer and Chief Financial Officer.

      A health care industry executive with a broad range of experience serving large organizations, Zinzarella joined Moore Medical in October 2001 as Vice President, Controller and Chief Accounting Officer. On July 12, 2002, Zinzarella assumed the role of Interim Chief Financial Officer. Zinzarella has over 10 years of financial management experience with Aventis Pasteur (formerly Pasteur Merieux Connaught), and Wyeth Ayerst Laboratories. In his tenure with both organizations, he partnered with executive management to streamline the financial reporting structures, identified optimal strategies for commercial and manufacturing capabilities and strengthened internal control systems. He began his career with Ernst & Young and was a member of its audit group.

      Zinzarella holds an MBA from Villanova University, a BS in accounting from Virginia Polytechnic Institute & State University, and is a certified public accountant.

      The Company also announced that James V. Laughlan has been elected Interim Controller and Interim Chief Accounting Officer. Laughlan joined Moore Medical in August 2002 as Assistant Controller after 8 years of experience at Deloitte & Touche LLP in its assurance and advisory group. Laughlan holds a BS in accounting from Bentley College and is a certified public accountant.
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ABOUT MOORE MEDICAL
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Moore Medical is an Internet-enabled multi-channel marketer and distributor of medical, surgical and pharmaceutical products to over 100,000 health care practices and facilities in non-hospital settings nationwide, including: physicians; emergency medical technicians; schools; correctional institutions; municipalities; occupational/industrial health doctors and nurses; and other specialty practice communities. Moore Medical also serves the medical/surgical supply needs of over 26 customer community affiliates. The Company markets and serves its customers through direct mail, industry-specialized telephone support staff, field sales representatives, and the Internet. Its direct marketing and distribution business has been in operation for over 50 years. More information about the Company can be found at www.mooremedical.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements about future events and expectations that constitute forward-looking statements under the federal securities laws. These statements are characterized by words such as "believe," "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "intent," "project," "objective," "seek," "strive," "might," "seeks," "likely result," "build," "grow," "plan," "goal," "expand," "position," or similar words. Forward-looking statements involve risks and uncertainties (including factors outside our control) that may cause our actual results, performance or financial condition to differ materially from any future results implied by such forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the inability to generate adequate revenues and income from our strategy to transform the Company to a multi-channel e-commerce enabled business; changes in demand for or supply of our products; online security breaches; disruptions in or cost increases for third-party services or systems; intense competition in health care product distribution; government regulation of drug and medical device distribution, the Internet and health care products and services; and changes in insurance coverage of health care products and services. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.